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                                                               EXHIBIT (a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                                       OF

                            STRAYER EDUCATION, INC.
                              AT $25.00 PER SHARE

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, par value $.01 per share, of Strayer Education, Inc. are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration
Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined below) only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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
    BY MAIL, OVERNIGHT DELIVERY OR HAND:                BY FACSIMILE TRANSMISSION:
                                               (Eligible Institutions only. See Instruction
   American Stock Transfer & Trust Company                          1)
               59 Maiden Lane
             New York, NY 10038                               (718) 259-1144
                                                           CONFIRM BY TELEPHONE:
                                                              1-800-937-5449
                                                              (718) 921-8200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A
FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY. DELIVERIES TO STRAYER EDUCATION, INC. WILL NOT BE FORWARDED TO THE
DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC
WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE
GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND
CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE
TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Strayer Education, Inc., a Maryland corporation ("Strayer"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, $.01 par value (the "Shares"), of Strayer listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

   If Shares will be tendered by book-entry transfer:

   Name of Tendering Institution:

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

   Account No.
   ------------------------ at The Depository Trust Company

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
                                           ----------------------------------------------------
                                                               SIGNATURE(S)

Number of Shares:                          Name(s) (Please Print):

---------------------------------------    ----------------------------------------------------

                                           ----------------------------------------------------

Certificate Nos.: (if available)           Address(es):
                                           ------------------------------------------------

---------------------------------------    ----------------------------------------------------

                                           ----------------------------------------------------
                                                           (INCLUDING ZIP CODE)

                                    ODD LOTS

   [ ] Check here if the shares are being tendered by or on behalf of a person owning an aggregate of 99 or fewer shares of common stock and such person is tendering all such Shares.

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A tendering stockholder may condition his or her tender of Shares upon Strayer purchasing a specified minimum number of Shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of Shares you indicate below is purchased by Strayer pursuant to the terms of the offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

Minimum number of Shares that must be purchased, if any are purchased: ________ Shares.

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a bank, broker, dealer, credit union, savings association, or other "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the 1934 Act (each, an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three Nasdaq trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:__________________________________________________________________

Authorized Signature:__________________________________________________________

Name:__________________________________________________________________________
                                 (PLEASE PRINT)

Title:_________________________________________________________________________

Address:_______________________________________________________________________
                             (CITY, STATE, ZIP CODE)

Area Code and Telephone Number:________________________________________________

Dated:  ___________________

             NOTE:  DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
      YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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